Exhibit 99.1

News Release

The Hillman Companies, Inc. Reports Fourth Quarter and Full Year 2018 Financial Results

CINCINNATI, March 20, 2019 -- The Hillman Companies, Inc. (NYSE-AMEX: HLM.PR) (the “Company” or “Hillman”) reported today financial results for its fourth quarter and year ended December 29, 2018.

Fourth Quarter Highlights:

•	Net sales increased 34.0% to $276.6 million compared to prior year net sales of $206.4 million

•	Loss from operations was $2.6 million compared to the prior year income from operations of $1.4 million

•	Loss before income taxes was $35.2 million compared to the prior year loss before taxes of $14.7 million

•	Adjusted EBITDA[1] increased 46.6% to $43.1 million compared to the prior year Adjusted EBITDA[1] of $29.4 million

Year-to-Date Results

•	Net sales increased 16.2% to $974.2 million compared to prior year net sales of $838.4 million

•	Income from operations was $26.8 million compared to the prior year income from operations of $37.0 million

•	Loss before income taxes was $67.6 million compared to the prior year loss before taxes of $26.3 million

•	Adjusted EBITDA[1] increased 10.1% to $146.0 million compared to the prior year Adjusted EBITDA[1] of $132.6 million

•	Net working capital (current assets minus current liabilities) was $280.0 million at December 29, 2018 compared to $191.0 million at December 30, 2017

“We completed the acquisition of Big Time Products in the fourth quarter of 2018 and are thrilled that Hillman will now provide the most comprehensive selection of personal protection and work gear products in addition to our vast selection of innovative hardware solutions and merchandising systems,” commented Greg Gluchowski, President and CEO.  “We are confident that the integration of the recent strategic acquisitions will benefit our customers and position Hillman well for future success.”

Conference Call Information
Date/Time: 10:00 a.m. EDT, Thursday, March 21, 2019
Dial-In for U.S. and Canada: 1-866-673-2033
Audience Passcode: 1545579

Replay
Date/Time: Available until 10:00 a.m. EDT, March 21, 2020
Webcast link: http://www.hillmangroup.com

1 Adjusted EBITDA is a non-GAAP financial measure. Refer to the "Reconciliation of Adjusted EBTIDA” section of this press release for additional information as well as reconciliations between the company’s GAAP and non-GAAP financial results.

Forward-Looking Statements

This press release includes certain statements related to acquisitions, refinancing, capital expenditures, resolution of pending litigation, and realization of deferred tax assets that involve substantial risks and uncertainties and may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements include statements regarding our future financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” “project,” or the negative of such terms or other similar expressions.

These forward-looking statements are not historical facts, but rather are based on our current expectations, assumptions, and projections about future events. Although we believe that the expectations, assumptions, and projections on which these forward-looking statements are based are reasonable, they nonetheless could prove to be inaccurate, and as a result, the forward-looking statements based on those expectations, assumptions, and projections also could be inaccurate. Forward-looking statements are not guarantees of future performance. Instead, forward-looking statements are subject to known and unknown risks, uncertainties, and assumptions that may cause our strategy, planning, actual results, levels of activity, performance, or achievements to be materially different from any strategy, planning, future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. Actual results could differ materially from those currently anticipated as a result of a number of factors, including the risks and uncertainties discussed under the caption “Risk Factors” set forth in Item 1A of our annual report filed on Form 10-K. Given these uncertainties, current or prospective investors are cautioned not to place undue reliance on any such forward-looking statements.

All forward-looking statements attributable to the Company or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements included in this press release; they should not be regarded as a representation by the Company or any other individual. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. In light of these risks, uncertainties, and assumptions, the forward-looking events discussed in this press release might not occur or might be materially different from those discussed.

The Hillman Companies, Inc.

Founded in 1964 and headquartered in Cincinnati, Ohio, Hillman is a leading North American provider of complete hardware solutions, delivered with industry best customer service to over 26,000 customers. Hillman designs innovative product and merchandising solutions for complex categories that deliver an outstanding customer experience to home improvement centers, mass merchants, national and regional hardware stores, pet supply stores, and OEM & Industrial customers. Leveraging a world-class distribution and sales network, Hillman delivers a “small business” experience with “big business” efficiency.

For more information on the Company, please visit our website at http://www.hillmangroup.com or call Investor Relations at (513) 851-4900, ext. 68284.

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Consolidated Statement of Comprehensive Income (Loss), GAAP Basis
(dollars in thousands)
Unaudited

	Thirteen Weeks Ended December 29, 2018	Thirteen Weeks Ended December 30, 2017	Year Ended December 29, 2018	Year Ended December 30, 2017
Net sales	$276,587	$206,374	$974,175	$838,368
Cost of sales (exclusive of depreciation and amortization shown separately below)	163,947	114,402	537,885	455,717
Selling, general and administrative expenses	87,096	70,953	320,543	274,044
Depreciation	15,580	8,543	46,060	34,016
Amortization	14,700	9,667	44,572	38,109
Management fees to related party	150	129	546	519
Other (income) expense	(2,328)	1,281	(2,267)	(1,022)
Income (loss) from operations	(2,558)	1,399	26,836	36,985
Interest expense, net	26,491	13,058	70,545	51,018
Interest expense on junior subordinated debentures	3,152	3,152	12,608	12,608
Investment income on trust common securities	(94)	(94)	(378)	(378)
Refinancing costs	3,090	—	11,632	—
Loss before income taxes	(35,197)	(14,717)	(67,571)	(26,263)
Income tax (benefit) expense	(112)	(80,152)	2,070	(84,911)
Net (loss) income	$(35,085)	$65,435	$(69,641)	$58,648
Net (loss) income from above	$(35,085)	$65,435	$(69,641)	$58,648
Other comprehensive income:
Foreign currency translation adjustments	(7,161)	(2,189)	(11,053)	7,845
Total other comprehensive (loss) income	(7,161)	(2,189)	(11,053)	7,845
Comprehensive (loss) income	$(42,246)	$63,246	$(80,694)	$66,493

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(dollars in thousands)
Unaudited

	December 29, 2018	December 30, 2017
ASSETS
Current assets:
Cash and cash equivalents	$28,234	$9,937
Accounts receivable, net of allowances of $846 ($1,121 - 2017)	110,799	78,994
Inventories, net	320,281	219,479
Other current assets	18,727	11,850
Total current assets	478,041	320,260
Property and equipment, net of accumulated depreciation of $131,169 ($98,674 - 2017)	208,279	153,143
Goodwill	803,847	620,503
Other intangibles, net of accumulated amortization of $176,677 ($132,659 - 2017)	930,525	693,195
Other assets	10,778	12,116
Total assets	$2,431,470	$1,799,217
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
Accounts payable	$135,059	$74,051
Current portion of debt and capital lease obligations	10,985	5,706
Accrued expenses:
Salaries and wages	9,881	9,784
Pricing allowances	5,404	5,908
Income and other taxes	3,325	4,146
Interest	15,423	9,717
Other accrued expenses	17,941	19,911
Total current liabilities	198,018	129,223
Long-term debt	1,586,084	989,674
Deferred income taxes, net	200,696	145,728
Other non-current liabilities	7,565	7,189
Total liabilities	1,992,363	1,271,814

Commitments and Contingencies (Note 15)	—	—
Stockholder's Equity:
Preferred stock, $.01 par, 5,000 shares authorized, none issued and outstanding at December 29, 2018 and December 30, 2017	—	—
Common stock, $.01 par, 5,000 shares authorized, issued and outstanding at December 29, 2018 and December 30, 2017	—	—
Additional paid-in capital	549,528	551,518
Retained earnings (accumulated deficit)	(72,831)	2,422
Accumulated other comprehensive loss	(37,590)	(26,537)
Total stockholder's equity	439,107	527,403
Total liabilities and stockholder's equity	$2,431,470	$1,799,217

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Consolidated Statement of Cash Flows
(dollars in thousands)
Unaudited

	Year Ended December 29, 2018	Year Ended December 30, 2017
Cash flows from operating activities:
Net income (loss)	$(69,641)	$58,648
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	90,632	72,125
(Gain) loss on dispositions of property and equipment	(5,988)	1,140
Impairment of long lived assets	837	1,569
Deferred income taxes	394	(85,874)
Deferred financing and original issue discount amortization	2,455	2,530
Loss on debt restructuring	11,632	—
Stock-based compensation expense	1,590	2,484
Gain on disposition of Australia assets	—	(638)
Other non-cash interest and change in value of interest rate swap	607	(1,481)
Changes in operating items:
Accounts receivable	7,934	(2,777)
Inventories	(68,978)	13,800
Other assets	(1,496)	517
Accounts payable	41,092	9,305
Other accrued liabilities	(3,523)	11,562
Net cash provided by operating activities	7,547	82,910
Cash flows from investing activities:
Acquisitions of businesses, net of cash acquired	(500,989)	(47,188)
Capital expenditures	(71,621)	(51,410)
Other investing activities	—	(1,500)
Net cash used for investing activities	(572,610)	(100,098)
Cash flows from financing activities:
Borrowings on senior term loans, net of discount	1,050,050	—
Repayments of senior term loans	(532,488)	(5,500)
Borrowings of revolving credit loans	165,550	35,500
Repayments of revolving credit loans	(76,850)	(16,000)
Financing fees	(20,520)	—
Principal payments under capitalized lease obligations	(235)	(124)
Dividend to Holdco	(3,780)	—
Proceeds from exercise of stock options	200	—
Proceeds from sale of Holdco stock	—	500
Net cash provided by financing activities	581,927	14,376
Effect of exchange rate changes on cash	1,433	(1,357)
Net increase (decrease) in cash and cash equivalents	18,297	(4,169)
Cash and cash equivalents at beginning of period	9,937	14,106
Cash and cash equivalents at end of period	$28,234	$9,937

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA (Unaudited)
(dollars in thousands)

EBITDA and Adjusted EBITDA are not measures made in accordance with U.S. generally accepted accounting principles (“GAAP”), and as such, should not be considered a measure of financial performance or condition, liquidity, or profitability. It should not be considered an alternative to GAAP-based net income or income from operations or operating cash flows. Further, because not all companies use identical calculations, amounts reflected by Hillman as EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Adjusted EBITDA is included to satisfy a reporting obligation under our indenture. Adjusted EBITDA as presented herein does not include certain adjustments and pro forma run rate measures contemplated by our senior secured credit facilities and our indenture and may also include additional adjustments that were not applicable at the time of the offering of the senior notes governed by our indenture. Adjusted EBITDA is also one of the performance criteria for the Company's annual performance-based bonus plan. The reconciliation of Net income (loss) to Adjusted EBITDA is presented below.

	Thirteen Weeks Ended		Year Ended
	December 29,	December 30,	December 29,	December 30,
	2018	2017	2018	2017
Net income (loss)	$(35,085)	$65,435	$(69,641)	$58,648
Income tax provision (benefit)	(112)	(80,152)	2,070	(84,911)
Interest expense, net	26,491	13,058	70,545	51,018
Interest expense on junior subordinated debentures	3,152	3,152	12,608	12,608
Investment income on trust common securities	(94)	(94)	(378)	(378)
Depreciation	15,580	8,543	46,060	34,016
Amortization	14,700	9,667	44,572	38,109
EBITDA	24,632	19,609	105,836	109,110

Stock compensation expense	371	459	1,590	2,484
Management fees	150	129	546	519
Acquisition and integration expense	5,180	881	12,358	934
Canada Restructuring (1)	5,587	—	8,261	—
Restructuring and other costs (2)	1,528	8,833	9,016	14,794
Refinancing costs	3,090	—	11,632	—
Anti-dumping duties	300	—	(3,829)	6,274
Mark-to-market adjustment on interest rate swaps	2,284	(497)	607	(1,481)
Adjusted EBITDA	$43,122	$29,414	$146,017	$132,634

1.
Includes charges related to a restructuring plan announced in our Canada segment in 2018, including facility consolidation, stock keeping unit rationalization, severance, sale of property and equipment, and charges relating to exiting certain lines of business.

2.
Includes restructuring and other costs associated with the implementation of a new pricing program, cost associated with implementing our ERP system in Canada, costs to relocate our distribution center in Edmonton, Canada, costs associated with relocating our distribution center in Dallas, Texas, and start up costs for the hub facility located on the U.S. West Coast.